EXHIBIT 31.1

CERTIFICATION BY OFFICER

I, Aaron Speach, certify that:

1.	I have reviewed this Form 10-K/A for the year ended September 30, 2022 of EBET, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: January 27, 2023	By:	/s/ Aaron Speach
Aaron Speach
Chief Executive Officer